SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code   972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7 – Regulation FD.

Item 7.01.  Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On May 31, 2007, Brinker International, Inc. (the “Registrant”) issued a Press Release, attached as Exhibit 99-1 to this Current Report on Form 8-K, announcing the declaration of the Registrant’s quarterly dividend to common stock shareholders in the amount of $0.09 per share.  The dividend will be payable on June 27, 2007 to shareholders of record at the close of business on June 15, 2007.

Section 8 – Other Events.

Item 8.01.  Other Events.

Also on May 31, 2007, in the Press Release attached as Exhibit 99-1 to this Current Report on Form 8-K, the Board of Directors, announced the increase of the Registrant’s share repurchase authorization by $300.0 million to a total of $2,060.0 million.  Prior to this increase, Registrant had utilized its remaining availability under previous share repurchase authorizations in connection with the April 24, 2007 accelerated share repurchase agreement with Goldman, Sachs & Co.

Further, on May 31, 2007, the Registrant issued a press release, attached as Exhibit 99-2 to this Current Report on Form 8-K, announcing an agreement with ERJ Dining dated May 30, 2007.  Under the agreement, ERJ Dining will acquire 76 company-owned Chili’s Grill & Bar restaurants for an undisclosed sum with plans to develop an additional 49 new franchised Chili’s locations in the Midwest U.S.

Section 9 – Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

99-1   Press Release, dated May 31, 2007

99-2   Press Release, dated May 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: June 1, 2007	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer